Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Koppers Holdings Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies in his or her capacity as an officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ LEROY M. BALL	/s/ ERIC D. BRENNER
Leroy M. Ball	Eric D. Brenner
Chief Executive Officer	Chief Financial Officer and Treasurer

November 6, 2026	November 6, 2026

A signed original of this written statement required by Section 906 has been provided to Koppers Holdings Inc. and will be retained by Koppers Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.